EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation of our report dated March 7, 2005, included in this Form 10-K, into Essex Corporation’s previously filed Registration Statements on Form S-8, File No. 33-47900, File No. 333-36770, File No. 333-57122, File No. 333-65466, File No. 333-108709 and File No. 333-119292; and on Form S-3, File No. 333-61200, File No. 333-104819 and File No. 333-120137, and on Form S-1, File No. 333-110287.

/s/ Stegman & Company

Baltimore, Maryland

March 29, 2005

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